MODIFICATION AGREEMENT

MODIFICATION DATE:	August 31, 2007

BORROWER:	i2 Telecom International, Inc.

PROMISSORY NOTE DATED:	August 31, 2006

ORIGINAL LOAN AMOUNT:	$273,000

MATURITY DATE:	August 31, 2007

TERMS TO BE MODIFIED:	Maturity date to be extended

An additional 250,000 Warrants, exercisable at $.10, which expire three (3) years from the date of issuance.

Maturity date to be extended to February 28, 2008.

i2 Telecom has recently brought current the principal and interest due.

i2 Telecom will make $4,000 per month principal payments commencing October 1, 2007.

The interest rate on the balance of the loan as of this date, $251,684.12 will accrue at 10% percent per annum.

Default interest rate shall accrue at 18% per annum.

NEW TERMS:	Maturity date to be extended to:

February 28, 2008

The undersigned parties previously agreed to replace the terms of the original loan agreement set forth in the Promissory Note dated April 7, 2005 with a new Promissory Note dated August 31, 2006.

i2 Telecom International, Inc.	Hubert G. Phipps

BY:	Paul R. Arena	BY:	Hubert G. Phipps
ITS:	CEO